THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES, INCLUDING THE SHARES OF STOCK ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION OR (II) THERE IS AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN EITHER CASE, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION THEREFROM IS AVAILABLE AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

SMART ENERGY SOLUTIONS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

March 13, 2009 $50,000

SMART ENERGY SOLUTIONS, INC., a Nevada corporation (together with its successors and assigns, "Issuer"), for value received, hereby promises to pay on the Maturity Date (as defined below) to the order of Aharon Levinas("Noteholder") and its successors, transferees and assigns, by a wire transfer of immediately available funds to an account designated by Noteholder by written notice to Issuer the principal sum of Fifty Thousand Dollars ($50,000) or, if less, the aggregate unpaid principal amount outstanding on the Maturity Date, together with interest as provided below in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Note (this "Note") is one of a duly authorized issue of Secured Convertible Promissory Notes of Issuer, in aggregate principal amount of up to One Million Dollars ($1,000,000) (the "Promissory Notes"). The Promissory Notes rank equally and ratably without priority over one another. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to the other Promissory Notes in an amount which bears the same ratio to the then unpaid principal amount of such Promissory Notes as the payment made hereon bears to the then unpaid principal amount under this Note.

Issuer agrees to issue to Noteholder or any transferee of Noteholder from time to time a replacement note or notes in the form hereof and in such denominations as such Person may request to facilitate any transfers and assignments of the Note. In addition, Issuer also agrees to issue a replacement note if this Note has been lost, stolen, mutilated or destroyed.

Issuer shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder of this Note and of all transfers of this Note. References to the "Holder" shall mean the Person listed in the Register as the payee of the Note. The ownership of this Note shall be proven by the Register. For the purpose of paying principal and any interest on this Note, Issuer shall be entitled to rely on the name and address in the Register and notwithstanding anything to the contrary contained in this Note, no Event of Default shall occur under Section 3(a) or 3(b) if payment of principal and any interest is made in accordance with the name and address contained in the Register.

1. Certain Definitions. The following terms (except as otherwise expressly provided) for all purposes of this Note shall have the respective meanings specified below. The terms defined in this Section 1 include the plural as well as the singular.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

"Business Day" means any day except a Saturday, Sunday or any other day on which commercial banks in the State of New York are authorized by law to close.

"Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

"Debt" means at any date, without duplication, (i) all obligations of the Issuer for borrowed money, (ii) all obligations of the Issuer evidenced by bonds, debentures, notes, or other similar instruments, (iii) all obligations of the Issuer in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of the Issuer to pay the deferred purchase price of property or services, (v) all obligations of the Issuer as lessee under capitalized leases, (vi) all Debt of others secured by a Lien (provided that any such Liens shall be subordinate to the Lien of the Noteholder) on any asset of the Issuer, whether or not such Debt is assumed by such Person and (vii) all Debt of others Guaranteed by the Issuer.

"Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent

or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The term "Guarantee" used as a verb has a corresponding meaning.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Note, Issuer shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset.

"Maturity Date" means December 31, 2009, subject to acceleration as provided in Section 3 hereof or the conversion of this Note as set forth in Section 6 hereof.

"Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Sale Transaction" shall mean the consummation of (i) the acquisition of a controlling interest (more than 49% of the voting power) in the Issuer (through merger, sale of stock or other transaction or series of related transactions) by any Person or Persons who do not control the Issuer as of the date hereof, or (ii) the sale or transfer of all or substantially all of the Issuer's assets or business to any Person or Persons who are not Affiliates of the Issuer as of the date hereof.

2. Principal and Interest.

(a) Interest. The aggregate outstanding principal balance of this Note shall bear interest accruing from the date hereof until the date this Note shall have been converted in full or repaid in full at the rate of fifteen percent (15%) per annum, subject to adjustment as set forth in Section 3 hereof. All computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable. Accrued interest on the outstanding principal balance shall be due and payable on each of August 3, 2009 and the Maturity Date. Notwithstanding the foregoing, all interest shall be due and payable upon the first to occur of the Maturity Date, a Sale Transaction or a Default.

(b) Payment Obligation. No provision of this Note shall alter or impair the obligations of Issuer, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, times and rate, and in the currency herein prescribed, subject to the conversion provisions of this Note as provided herein.

(c) Prepayment. The principal hereunder and all interest accrued thereon may be prepaid by the Issuer, provided that the Issuer notifies all the holders of Promissory Notes no less than twenty (20) Business Days prior to the date of such prepayment. Any such prepayment shall be without penalty or premium. Notwithstanding anything contained herein to the contrary, no prepayment may be made after (i) the Noteholder has delivered a notice of its intention to convert the Note into shares in accordance with the terms and provisions hereof or (ii) upon the resolution of the Board of Directors of the Issuer to consummate either a Financing or a Sale Transaction.

3. Events of Default and Remedies. In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of all or any part of the principal or interest of any of this Note as and when the same shall become due and payable in accordance with the terms hereof or otherwise; or

(b) failure on the part of Issuer duly to observe or perform any other of the covenants or agreements on the part of Issuer contained in this Note (other than those covered by clause (a) above) or any other agreement between the Issuer and the Noteholder(s); or

(c) any event or condition shall occur which shall result in a default under any agreement between the Issuer and another Person;

(d) any event or condition shall occur which results in the acceleration of the maturity of any Debt or enables or, with the giving of notice or lapse of time or both, would enable the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

(e) Issuer pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case or proceeding,

(ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) admits in writing its inability to pay its debts as the same become due; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Issuer in an involuntary case,

(ii) appoints a Custodian of Issuer or for all or substantially all of the property of Issuer, or

(iii) orders the liquidation of Issuer,

and such order or decree remains unstayed and in effect for 30 days;

then, in each case where an Event of Default occurs, the Noteholder, by notice in writing to Issuer (the "Acceleration Notice"), may, at its option, declare the outstanding principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in Section 3(e) or 3(f) occurs, the principal hereunder and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of the Noteholder.

4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Noteholder to exercise any right or power accruing upon any Default or Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Noteholder.

5. Waiver of Past Defaults. The Noteholder may waive in writing any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, Issuer and the Noteholder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Default or Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Note, and the interest rate hereon shall not be deemed to have increased; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

6. Conversion.

(a) (i) Subject to paragraph (ii) and (iii) below, the outstanding principal hereunder plus all interest accrued thereon may, at the Noteholder's option, be converted on or prior to the Maturity Date, into shares of Issuer's common stock ("Common Shares"), at a conversion ratio which is based upon five cents ($.05). For example, if the outstanding principal plus interest on the Note being converted was $50,000, the Note would be converted for 1,000,000 Common Shares. If the Noteholder opts to convert the principal balance of this Note and all accrued and unpaid interest hereunder as aforesaid, the Noteholder shall provide the Issuer with notice of its option to convert within seven (7) Business Days prior to the Maturity Date. The Issuer shall, as soon as practicable but in no event more than 3 Business Days after Noteholder delivers such notice, issue and deliver to such Noteholder, a certificate or certificates for the Common Shares to which the Noteholder shall be entitled.

(ii) The Issuer shall provide the Noteholder with fifteen (15) days prior written notice (a "Sale Notice") of a Sale Transaction. Upon receipt of the Sale Notice, the Noteholder, at its option, subject to paragraph (iii) below, may convert the amount of the principal balance of this Note and all accrued and unpaid interest thereon equal to the price per share paid for Common Shares in the Sale Transaction. If the Noteholder opts to convert the principal balance of this Note and all accrued and unpaid interest hereunder as aforesaid, the Noteholder shall provide the Issuer with notice of its option to convert within ten (10) Business Days of receipt of the Sale Notice. The Issuer shall, as soon as practicable but in no event more than three (3) Business Days, issue and deliver to such Noteholder, a certificate or certificates for the Common Shares to which the Noteholder shall be entitled.

(iii) Upon the occurrence of the events specified in paragraphs (i) and (ii) above, the Issuer shall use its best efforts to obtain any other amendments to the transaction documents entered into by holders of the outstanding shares of the Issuer in order to permit the optional conversions described in paragraphs (i) and (ii) above, and obtain any and all other consents and amendments and take any and all other actions necessary to permit the optional conversions described in paragraphs (i) and (ii) above, which conversions shall not be consummated until such consents and amendments are obtained.

(b) Fractional Shares. Upon the conversion of this Note pursuant to this Section, no fractional shares or scrip representing fractional shares shall be issued. With respect to any fraction of a share called for upon the conversion of this Note or any portion hereof, a cash amount equal to such fraction shall be paid to the Noteholder.

7. Security Interest. As security for the prompt and complete payment and performance when due of all the obligations set forth in this Note, the Issuer hereby grants to the Noteholder a first priority lien on and continuing security interest in, all the Issuer's right, title and interest in, to and under all property and assets of the Issuer, whether now owned or hereafter acquired or arising and wheresoever located, of every kind and description, tangible or intangible, in accordance with the terms and conditions of the Security Agreement dated the date hereof between the parties hereto. The Issuer covenants and agrees that, to the extent it is necessary or desirable to obtain any waiver or consents, make any filings with any governmental

agency or body, or enter into any additional agreements in connection with the preceding, upon the request of the Noteholder, Issuer shall use its best efforts to take such actions as promptly as practicable.

8. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer, this Note shall be entitled to a claim in liquidation before participation by the holders of any Debt or of any capital stock of the Issuer. The amount of the claim in liquidation shall equal the amount to which the Noteholder would be entitled in the case of payment. If upon such liquidation, dissolution, or winding up, the assets available for distribution among the holders of the Promissory Notes shall be insufficient to permit the payment of the full amounts of their claims in liquidation, then the entire assets of the Issuer to be distributed to the holders of the Promissory Notes shall be distributed pro-rata among the holders of the Promissory Notes based upon the amounts of their respective claims in liquidation.

9. Modification of Note. This Note may be modified only with the written consent of the Noteholder and the Issuer.

10. Option. As additional consideration for the loan being made by the Noteholder to the Issuer, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Issuer hereby irrevocably grants the Grantee the option (the "Option") to purchase shares of common stock of the Issuer. The period during which the Option may be exercised (the "Option Period") shall commence on the date hereof and end on the Maturity Date. The purchase price for the shares upon exercise of the Option shall be $0.05 per share. The Option may be exercised in whole or in part at any time during the Option Period by the Noteholder delivering an irrevocable written notice to the Issuer. The number of shares to which the Noteholder shall be entitled to purchase hereunder shall be 20 options for each $1 principal amount of this Note. For example, if the principal amount of the Note is $50,000, the Noteholder shall have the option to purchase 1,000,000 shares of common stock at $0.05 per share.

11. Miscellaneous.

(a) This Note shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the courts sitting in New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Note, or in any court

referred to above. Each of the parties further hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

(b) Issuer hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

(c) The section headings herein are for convenience only and shall not affect the construction hereof. This Note constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and shall supersede any prior agreements and understandings between the parties hereto with respect to such subject matter. The parties agree that this Note shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Note therefore should not be construed against a party or parties on the grounds that such party or parties drafted or was more responsible for the drafting of any such provision(s).

IN WITNESS WHEREOF, Issuer has caused this Secured Convertible Promissory Note to be duly executed as of the date first set forth above.

SMART ENERGY SOLUTIONS, INC.

By: ______________________

Name: Edward Braniff

Title: CEO